UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest Event
Reported):  February 26, 2007

MORGAN STANLEY ABS CAPITAL I INC.
(Exact name of registrant as specified in its charter)

Delaware	333-130694-22	13-3939229
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1585 Broadway, 2nd Floor
New York, New York	10036
(Address of Principal	(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code (212) 761-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.  Other Events.

Item 8.01. Other Events.

On February 27, 2007, Wilmington Trust Company, as Owner Trustee (the “Owner Trustee”) entered into an Indenture, dated as of February 1, 2007, between the Owner Trustee and Wells Fargo Bank National Association, as Indenture Trustee (the “Indenture Trustee”), for the purpose of issuing a single series of notes, entitled MSCC HELOC Trust 2007-1, HELOC Asset-Backed Notes, Series 2007-1 (the “Notes”).  The Notes (collectively, the “Publicly-Offered Notes”) were registered under the Registrant’s registration statement on Form S-3 (Registration No. 333-130694).

The tables attached hereto as Exhibit 99.1 describe characteristics of the final mortgage pool following the transfer to the Issuing Entity of all Additional Home Equity Loans during the Funding Period and as of the related Cut-off Date.  All percentages set forth below have been calculated based on the principal balance of the Additional Home Equity Loans in the final mortgage pool as of the related Cut-off Date.  The sum of the columns may not equal the respective totals due to rounding.

Section 9.  Financial Statements and Exhibits.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

99.1	Characteristics of Final Mortgage Pool

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY CAPITAL I INC.

By:	/s/ Valerie Kay
Name: Valerie Kay
Title: Executive Director

Dated: May 24, 2007

Exhibit Index

Exhibit No.	Description

99.1	Characteristics of Final Mortgage Pool